UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 20, 2013

A.P. PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Saginaw Drive Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 366-2626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 20, 2013, A.P. Pharma, Inc. (“We,” “A.P. Pharma” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the several underwriters (the “Underwriters”), pursuant to which we agreed to issue and sell an aggregate of 150,000,000 shares of our common stock to the Underwriters (the “Offering”). Under the terms of the Underwriting Agreement, we granted the Underwriters an option for 30 days to purchase up to an additional 22,500,000 shares of our common stock. The shares in the Offering will be sold at a public offering price of $0.40 per share, and will be purchased by the Underwriters from us at a price of $0.376 per share. We estimate that net proceeds we will receive from the Offering will be approximately $56,250,000 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the option to purchase additional shares.

The Offering is being made pursuant to A.P. Pharma’s effective registration statement on Form S-3 (Registration No. 333-190550), which was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective, and a prospectus supplement filed with the SEC. The Offering was not registered under any state blue sky laws and was limited to “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended) and certain other institutional and accredited investors, as permitted under applicable law.

We expect the Offering to close on or about November 25, 2013, subject to the satisfaction of customary closing conditions. In the Underwriting Agreement, the Company agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Ropes & Gray LLP relating to the validity of the shares issued in the Offering is filed herewith as Exhibit 5.1.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated November 20, 2013, between A.P. Pharma, Inc. and Jefferies LLC.

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. PHARMA, INC.

Date: November 22, 2013	By:	/s/ Brian G. Drazba
Brian G. Drazba Chief Financial Officer